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                                                                  EXHIBIT 99.e-4




                                     AMENDED
                                   SCHEDULE A
                                     TO THE
           INBOUND CALL MANAGEMENT AND FULFILLMENT SERVICES AGREEMENT
                                 BY AND BETWEEN
                                LEND LEASE FUNDS
                                       AND
                       SUNSTONE DISTRIBUTION SERVICES, LLC

                                      FUNDS


                                  Name of Funds


                     FUND                                   EFFECTIVE DATE

  Lend Lease U.S. Real Estate Securities Fund              February 16, 2000

Lend Lease European Real Estate Securities Fund             October 1, 2000